Exhibit 23.2

                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]

            Consent of Independent Registered Public Accounting Firm

To the Board of Directors
NCRIC Group, Inc.
Washington, D.C.

      We consent to the incorporation by reference in Registration Statement No. 333-93619 of NCRIC Group, Inc. on Form S-8 of our report dated March 17, 2005, relating to the Consolidated financial schedules of NCRIC Group, Inc. appearing in this Annual Report on Form 10-K of NCRIC Group, Inc. for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP
McLean, VA

March 17, 2005


                                       99